PROMISSORY NOTE  Fixed or Variable Rate  Commercial    REVOLVING   Date of Note
                                                                   12/07/1998

         DEBTOR'S NAME(S)                   LENDER'S NAME AND ADDRESS
_______________________________________________________________________________

TOWER TECH, INC.                            People First Bank
                                                     Edmond
                                                     PO Box 5258
                                                     Enid, OK 73702
_______________________________________________________________________________

         DEBTOR'S ADDRESS
11935 S. I-44 Service Road
Oklahoma City, OK 73173
_______________________________________________________________________________

NOTE NUMBER:     MATURITY DATE:            PRINCIPAL AMOUNT:    CUSTOMER NUMBER:
124436           January 07, 2000          $4,000,000.00        10066566

OFFICER: SOCIAL SECURITY NUMBER:    360 DAY  X      VARIABLE RATE  X
DRB             73-1210013

PRESENT INDEX RATE                    7.750      VARIABLE INDEX RATE:
MARGIN OVER INDEX RATE                1.500      Wall Street Prime
INITIAL PER ANNUM RATE                9.250

PURPOSE FOR LOAN:
MARLOC FOR WORKING CAPITAL

NEW LOAN  X                COLLATERAL CATEGORIES:
                           ACCOUNTS RECEIVABLE, INVENTORY, GENERAL INTANGIBLES

PAYMENT TERMS:
     Accrued interest due and payable monthly, beginning January 07,1999 and monthly thereafter, with outstanding principal balance plus unpaid accrued interest due and payable January 07, 2000.

** Default:  See Attached Exhibit "A" for additional provisions.

** Collateral:  See Attached Exhibit "A" for additional provisions.

     PROMISE TO PAY. For value received, the undersigned Debtor, whether one or more, and jointly and severally if more than one, agrees to the terms of this Note and promises to pay to the order of the Lender named above at its place of business as indicated in this Note or at such other places as may be designated in writing by Lender, the Principal Amount of this Note together with interest on the unpaid Principal Amount until Maturity at the per annum interest rate or rates stated above and according to the Payment Terms stated in this Note.
Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360 or 365 day year, as indicated above. For purposes of computing interest and determining the date principal and interest payments are received, all payments will be deemed made only when received in collected funds. Payments are applied first to accrued and unpaid interest and other charges, and then to unpaid Principal Amount. In this Note, "Debtor" includes any party liable under this Note, including endorsers, co-makers, guarantors and otherwise, and "Lender" includes all subsequent holders.

     VARIABLE RATE. If this is a Variable Rate transaction as indicated above, the interest rate shall vary from time to time with changes (whether increases or decreases) in the Index Rate shown above. The interest rate on this Note will be the Index Rate plus a Margin, if any, as indicated above. Each change will become effective on the same date the index Rate changes unless a different effective date is indicated above. If the Index Rate is Lender's base or prime rate, it is determined by Lender in its sole discretion, primarily on a basis of its cost of funds, is not necessarily the lowest rate Lender is charging its customers, and is not necessarily a published rate.

     PAYMENTS NOT MADE WHEN DUE. Any principal and/or interest amount not paid when due shall bear interest at a rate 6 percent per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount came due, but in no event at a rate less than 15 percent per annum. In addition or in the alternative to the interest rate provided for in this paragraph Lender may assess a charge of $10.00 times the number of days late to cover cost of past due notices and other added expenses. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law

     ALL PARTIES PRINCIPAL. All Debtors shall each be regarded as a principal and each Debtor agrees that any Debtor, with Lender's approval and without notice to any other Debtor, may from time to time renew this Note or consent to one or more extensions or deferrals of the Maturity Date for any term(s) or to any other modification(s), and all Debtors shall be liable in same manner as the original Note.

     ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed said Principal Amount. Advances and payments on this Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance. Subsequent advances and the procedures described in this Note shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

     PREPAYMENT. Except as otherwise provided in this Note, Debtor shall have the right to prepay all or any part of principal due under this Note at any time without penalty, subject to the following conditions: (a) all interest must be paid through the date of any prepayment; and (b) if this Note provides for monthly or other periodic payments, there will be no changes in the due dates or amounts following any partial prepayment unless Lender agrees to such changes in writing.

     COLLATERAL. This Note and all other obligations of Debtor to Lender, including renewals and extensions, are secured by al collateral securing this Note and by all other security interests and mortgages previously or later granted to Lender and by all money, deposits and other property owned by any Debtor and in Lender's possession or control.

     ACCELERATION. At option of Lender, the unpaid balance of this Note and all other obligations of Debtor to Lender, whether direct or indirect, absolute or contingent, now existing or later arising, shall become immediately due and payable without notice or demand, upon or after the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Debtor to Lender or to others is not made when due, or any event of condition occurs or exists which results in acceleration of the maturity of any Debtor's obligation to Lender or it others is not made when due, or any event of condition occurs or exists which results in acceleration of the maturity of any Debtor's obligation to Lender or to others under any promissory note, agreement or undertaking; (b) Debtor defaults in performing any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Debtor to Lender or to others; (c) any warranty, representation, financial information or statement made or furnished to Lender by or on behalf of Debtor proves to have been false in any material respect when made or furnished; (d) any levy, seizure, garnishment or attachment is made against any asset of any Debtor; (e) Lender determines, at any time and in Lender's sole discretion, that the prospect of payment of this Note is impaired; (f) whenever, in Lender's sole judgement, the collateral for the debt evidenced by this Note becomes unsatisfactory or insufficient either in character or value and, upon request, Debtor fails to provide additional collateral as required by Lender; (g) all or any part of the collateral for the debt evidenced by this Note is lost, stolen, substantially damaged or destroyed;
(h) death, incompetency, dissolution, change in ownership or senior management, or termination of existence of any Debtor; or (I) a receiver is appointed over all or part of any Debtor's property, or any Debtor makes an assignment for the benefit of creditors, files for relief under any bankruptcy or insolvency laws, or becomes subject to an involuntary proceeding under such laws.

     RIGHT OF OFFSET. Except as otherwise restricted by law, any indebtedness due from Lender to Debtor, including, without limitation, any deposits or credit balances due from Lender, is pledged to secure payment of this Note and any other obligation to Lender of Debtor, and may at any time while the whole or any part of such obligation(s) remain(s) unpaid, either before or after Maturity of this Note, be set off, appropriated, held or applied toward the payment of this Note or any other obligation to Lender by an Debtor.

     ADDITIONAL PROVISIONS. (1) Debtor agrees, if requested, to furnish to Lender copies of income tax returns as well as balance sheets and income statements for each fiscal year following Date of Note and at more frequent intervals as Lender may require. (2) No waiver by Lender of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. All Debtors waive presentment, notice of acceleration, notice of dishonor and protest and consent to substitutions, releases and failure to perfect as to collateral and to additions or releases of any Debtor. (3) This Note and the obligations evidenced by it are to be construed and governed by the laws of the state indicated in Lender's address shown in this Note. (4) All Debtors agree to pay costs of collection, including, as allowed by law, an attorney's fee equal to a minimum of 15% of all sums due upon default or such other maximum feel as allowed by law. (5) All parties signing below acknowledge receiving a completed copy of this Note and related documents, which contain the complete and entire agreement between Lender and any party liable for payment under this Note. No variation, condition, modification, change, amendment, extension or renewal(collectively referred to as a "Revision") of this Note or related documents shall be binding unless in writing and signed by Lender and Debtor. If there is more than one Debtor, any Debtor may agree to a Revision of this Note and/or related documents, and all Debtors agree to be bound by such Revision. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.

                                               DEBTOR'S SIGNATURE(S)

                                               TOWER TECH, INC.

                                               ss/CHARLES WHITSITT
                                               ----------------------

                                               Charles Whitsitt,
                                               Chief Financial Officer